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                                                      KATHLEEN A. MCGAH
                                                      Deputy General Counsel
                                                      Legal Division - 8 MS
                                                      Telephone: (860) 277-7389
                                                      Fax: (860) 277-0842


                                                            Exhibit 5 and 23(b)

                                                               November 3, 2000


The Travelers Life and Annuity Company
One Tower Square
Hartford, Connecticut 06183


Gentlemen:

     With reference to the Registration Statement on Form S-2 filed by The Travelers Life and Annuity Company with the Securities and Exchange Commission covering the Registered Fixed Option, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

     1. The Travelers Life and Annuity Company is duly organized and existing under the laws of the State of Connecticut and has been duly authorized to do business and to issue registered fixed annuity contracts by the Insurance Commission of the State of Connecticut.

     2. The fixed account option covered by the above Registration Statement, and all pre- and post-effective amendments relating thereto, have been approved and authorized by the Insurance Commissioner of the State of Connecticut and when issued will be valid, legal and binding obligations of The Travelers Life and Annuity Company.

     I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the reference to this opinion under the caption "Legal Opinion" in the Prospectus constituting a part of the Registration Statement.

                                         Very truly yours,

                                         /s/Kathleen A. McGah
                                         Deputy General Counsel
                                         The Travelers Life and Annuity Company